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EXHIBIT 21





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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                 OHM CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

                                DECEMBER 31, 1997

                                                          State or Other
         Name of Subsidiary                        Jurisdiction of Incorporation
         ------------------                        -----------------------------

OHM Remediation Services Corp.                               Ohio

Environmental Financial Services Corp.                       Delaware

Capital National Insurance Company                           Vermont

OHM Savannah River Corp.                                     Ohio

Beneco Enterprises, Inc.                                     Utah

OHM Environmental Resource Management Corp.                  Ohio

OHM International, Inc.                                      Delaware

OHM Energy Services Corp.                                    Ohio